Exhibit 10.69.1

Framework Agreement

This Framework Agreement is entered into on August 30, 2005 effective July 28, 2005 among Barnes-Jewish Hospital (“Barnes”), Remington Capital, LLC (“Remington”) and Synbiotics Corporation (“Synbiotics”).

WHEREAS, the face amount of the below identified 2005 Note became due and payable from Synbiotics to Barnes on July 28, 2005. A payment default on the 2005 Note results in an event of default under the below identified 2006 Note;

WHEREAS, Synbiotics represents and warrants that it wholly lacks the monetary resources to pay either the 2005 Note or the 2006 Note at this time, and that its cash and marketable securities have a current value less than $1,000,000;

WHEREAS, Synbiotics represents that it would need to file for bankruptcy relief or pursue other remedies in the event Barnes pursues collection of the 2005 Note and/or the 2006 Note in full at this time;

WHEREAS, Remington represents that its affiliates are the controlling shareholders of Synbiotics, and Remington owns secured debt issued by Synbiotics which secured debt exceeds the face value of the 2005 Note and the 2006 Note;

WHEREAS, the parties wish to restructure the 2005 Note and the 2006 Note to give Synbiotics additional time to meet its obligations thereunder,

Now therefore, the parties agree as follows:

1.	At a closing to occur immediately upon the signing of this Framework Agreement:

(a)	On the date hereof, Synbiotics shall wire transfer to Barnes $100,000 as a payment under the below identified $600,000 Note. This $100,000 shall be in addition to the $50,000 payment Barnes has already received under the 2005 Note.

(b)	The Promissory Note in the original amount of $1,000,000 payable July 28, 2005 (“2005 Note”) shall be restructured into two notes; one in the principal amount of $600,000 (the “$600,000 Note”) a copy is attached as Exhibit A and one in the amount of $350,000 (the “$350,000 Note”) a copy is attached as Exhibit B. The $100,000 wire transfer from Synbiotics to Barnes in Section 1 (a) above is the first payment due under the $600,000 Note. The original 2005 Note shall become null and void upon the effectuation of this Agreement, and Barnes agrees to return the original 2005 Note to Synbiotics for cancellation.

(c)	Barnes and Remington shall enter into and close a Loan Purchase Agreement.

(d)	Barnes shall assign and deliver the new $350,000 Note from Synbiotics and the Promissory Note in the amount of $1,500,000 from Synbiotics payable July 28, 2006 (the “2006 Note”) (collectively the “Purchased Notes”) to Remington against delivery of the cash consideration specified in the Loan Purchase Agreement.

(e)	As of immediately before such closing, Barnes expressly waives and releases Synbiotics from any defaults under the 2005 Note and the 2006 Note existing on the date hereof or resulting from the sale of the Purchased Notes from Barnes to Remington. The terms of the Settlement Agreement dated July 28, 1998 between Barnes and Synbiotics remain unchanged.

2.	The effectuation of each of the matters specified in Section 1 above is expressly conditioned upon the simultaneous effectuation of each and every one of the other matters specified in Section 1 above.

3.	Synbiotics will not pay, and Remington will not demand, and the Purchased Notes shall not be deemed in default because of the failure of Synbiotics to pay, any cash principal payments on the Purchased Notes to Remington until the earlier of (a) January 28, 2008 or (b) the date the $600,000 Note is paid in full. In no event shall any default on the Purchased Notes constitute a default on the $600,000 Note or on the Settlement Agreement.

4.	The Framework Agreement and other written agreements specified herein constitute the entire agreement among the parties, and between each respective pair of parties, with regard to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, commitments and discussions with regard to such subject matter. This Agreement can be amended only in writing.

BARNES – JEWISH HOSPITAL

By:	/s/ Mark H. Krieger, VP & CFO

SYNBIOTICS CORPORATION

By:	/s/ Keith A. Butler

REMINGTON CAPITAL, LLC

By:	/s/ Jerry L. Ruyan, President

Exhibit A

Promissory Note

Incorporated herein by reference to Exhibit 4.7 to this Current Report on Form 8-K.

Exhibit B

Promissory Note

Incorporated herein by reference to Exhibit 4.8 to this Current Report on Form 8-K.